Exhibit 4.1

TWENTY-FIRST SUPPLEMENTAL INDENTURE

EVERGY METRO, INC.

UMB BANK, N.A.

(FORMERLY UNITED MISSOURI BANK OF KANSAS CITY, N.A.)

DATED AS OF APRIL 5, 2024

CREATING 5.40% MORTGAGE BONDS,

SERIES 2024 DUE 2034

SUPPLEMENTAL TO GENERAL MORTGAGE INDENTURE AND

DEED OF TRUST DATED AS OF DECEMBER 1, 1986

TWENTY-FIRST SUPPLEMENTAL INDENTURE, dated as of April 5, 2024, between EVERGY METRO, INC. (formerly known as Kansas City Power & Light Company), a Missouri corporation (the “Company”), and UMB BANK, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as Trustee (the “Trustee”) under the Indenture hereinafter mentioned.

WHEREAS, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986, recorded with the Franklin County, Kansas Register of Deeds (the “Franklin Recorder”) on November 25, 1986 in Book 36A at Page 1, recorded with the Jackson County, Missouri Recorder of Deeds (the “Jackson Recorder”) on November 25, 1986 as Document No. K-746018 in Book K-1612 at Page 1 (Kansas City) and as Document No. I-733944 in Book I-1612 at Page 632 (Independence), recorded with the Platte County, Missouri Recorder of Deeds (the “Platte Recorder”) on November 25. 1986 as Document No. 34173 in Book 693 at Page 341, filed with the Missouri Secretary of State (“MO SOS”) on November 25, 1986 under File No. 1393950 and filed with the Kansas Secretary of State (“KS SOS”) on November 25, 1986 under File No. 1127129 (the “Original Indenture”), incorporated as if more fully set forth herein, and, as supplemented, including by the Prior Supplemental Indentures (defined below) and by this Supplemental Indenture (collectively, the “Indenture”), to secure general mortgage bonds issued by the Company pursuant to the Indenture, unlimited in aggregate principal amount except as therein otherwise provided (the “Mortgage Bonds”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee, a First Supplemental Indenture, dated as of December 1, 1986, recorded with the Franklin Recorder on November 25, 1986 in Book 36A at Page 197 and recorded with the Jackson Recorder on November 25, 1986 as Document No. K-746019 in Book K-1612 at Page 197 (Kansas City) and as Document No. I-733945 in Book I-1612 at Page 824 (Independence), creating a first series of Mortgage Bonds, later satisfied (the “First Supplemental”); a Second Supplemental Indenture, dated as of April 1, 1988, recorded with the Franklin Recorder on April 8, 1988 in Book 36A at Page 212 and recorded with the Jackson Recorder on April 8, 1988 as Document No. K-822401 in Book K-1788 at Page 183 (Kansas City) and as Document No. I-836341 in Book I-1788 at Page 784 (Independence), creating a second series of Mortgage Bonds, later satisfied (the “Second Supplemental”); a Third Supplemental Indenture, dated as of April 1, 1991, recorded with the Franklin Recorder on April 8, 1991 in Book 36A at Page 408, recorded with the Jackson Recorder on April 8, 1991 as Document No. K-966029 in Book K-2112 at Page 2031 (Kansas City) and as Document No. I-1033656 in Book I-2113 at Page 141 (Independence) and filed with the MO SOS on April 8, 1991 under File No. 1986170, creating a third series of Mortgage Bonds, later satisfied (the “Third Supplemental”); a Fourth Supplemental Indenture, dated as of February 15, 1992, recorded with the Franklin Recorder on February 18, 1992 in Book 36C at Page 1, recorded with the Jackson Recorder on February 18, 1992 as Document No. K-1010515 in Book K-2210 at Page 2020 (Kansas City) and as Document No. I-1088523 in Book I-2211 at Page 49 (Independence) and filed with the MO SOS on February 18, 1992 under File No. 2094948, creating a fourth series of Mortgage Bonds, later satisfied (the “Fourth Supplemental”); a Fifth Supplemental Indenture, dated as of September 1, 1992, recorded with the Franklin Recorder on September 10, 1992 in Book 36C at Page 16, recorded with the Jackson Recorder on September 10, 1992 as Document No. K-1041360 in Book K-2288 at Page 1240 (Kansas City) and as Document No. I-1131853 in Book I-2288 at Page 1776 (Independence), recorded with the Platte Recorder on September 10, 1992 as Document No. 12560 in Book 776 at Page 783, filed with the MO SOS on September 10, 1992 under File No. 2171335 and filed with the KS SOS on September 10, 1992 under File No. 1832585, creating a fifth series of Mortgage Bonds (the “Fifth Supplemental”); a Sixth Supplemental Indenture, dated as of November 1, 1992, recorded with the Franklin Recorder on November 9, 1992 in Book 36C at Page 32, recorded with the Jackson Recorder on November 9, 1992 as Document No. K-1051904 in Book K-2316 at Page 2354 (Kansas City) and as Document No. I-1147066 in Book I-2317 at Page 365 (Independence) and filed with the MO SOS on November 9, 1992 under File No. 2191784, creating a sixth series of Mortgage Bonds, later satisfied (the “Sixth Supplemental”); a Seventh Supplemental Indenture, dated as of October 1, 1993, recorded with the Franklin Recorder on October 7, 1993 in Book 36C at Page 45, recorded with the Jackson Recorder on October 8, 1993 as Document No. K-1104016 in Book K-2458 (Kansas City) and on October 7, 1993 as Document No. I-1221163 in Book I-2458 at Page 17 (Independence), recorded with the Platte Recorder on October 7, 1993 as Document No. 15580 in Book 799, Page 526, filed with the MO SOS on October 8, 1993 under File No. 2318421 and filed with the KS SOS on October 7, 1993 under File No. 1953548, creating a seventh series of Mortgage Bonds (the “Seventh Supplemental”); an Eighth Supplemental Indenture, dated as of December 1, 1993, recorded with the Franklin Recorder on November 30, 1993 in Book 36C at Page 59, filed with the MO SOS on November 30, 1993 under File No. 2337515 and filed with the KS SOS on November 30, 1993 under File No. 1969459, creating an eighth series of Mortgage Bonds (the “Eighth Supplemental”); a Ninth Supplemental Indenture, dated as of February 1, 1994, recorded with the Franklin Recorder on February 17, 1994 in Book 36C at Page 72 and filed with the MO SOS on February 17, 1994 under File No. 2369932, creating a ninth series of Mortgage Bonds, later satisfied (the “Ninth Supplemental”); a Tenth Supplemental Indenture, dated as of November 1, 1994, recorded with the Franklin Recorder on November 7, 1994 in Book 36C at Page 87 and filed with the MO SOS on November 7, 1994 under File No. 2470773, creating a tenth series of Mortgage Bonds, later satisfied (the “Tenth Supplemental”); an Eleventh Supplemental Indenture, dated as of August 15, 2005, recorded with the Franklin Recorder on August 26, 2005 in Book 36C at Page 101, filed with the MO SOS under File No. 20050087192F and filed with the KS SOS on August 26, 2005 under File No. 6037766, creating an eleventh series of Mortgage Bonds (the “Eleventh Supplemental”); a Twelfth Supplemental Indenture, dated as of March 1, 2009, recorded with the Franklin Recorder on March 23, 2009 in Book 36C at Page 114, filed with the MO SOS on March 23, 2009 under file No. 20090028462E and filed with the KS SOS on March 23, 2009 under File No, 6580088, creating a twelfth series of Mortgage Bonds (the “Twelfth Supplemental”); a Thirteenth Supplemental Indenture, dated as of March 1, 2009, recorded with the Franklin Recorder on March 23, 2009 in Book 36C at Page 173, filed with the MO SOS on March 23, 2009 under File No. 20090028301G and filed with the KS SOS on March 23, 2009 under File No. 6580096, creating a thirteenth series of Mortgage Bonds (the “Thirteenth Supplemental”); a Fourteenth Supplemental Indenture, dated as of March 1, 2009, recorded on March 23, 2009 in Book 36C at Page 190, filed with the MO SOS on March 23, 2009 under File No. 20090028303J, filed with the KS SOS on March 23, 2009 under File No. 6580104, creating a fourteenth series of Mortgage Bonds (the “Fourteenth Supplemental”); a Fifteenth Supplemental Indenture, dated as of June 30, 2011, recorded with the Franklin Recorder on July 12, 2011 in Book 36C at Page 207, filed with the MO SOS on July 12, 2011 under File No. 20110077034G and filed with the KS SOS on July 12, 2011 under File No. 6815559, clarifying and supplementing the procedures applicable in the case of certain generation, transmission and other facilities it has or shall enter into as tenant in common, and eliminating procedural uncertainties under the Original Indenture in the case of such projects (the “Fifteenth Supplemental”); a Sixteenth Supplemental Indenture, dated as of March 1, 2019, creating a fifteenth, sixteenth, seventeenth, eighteenth, nineteenth and twentieth series of Mortgage Bonds, and also identifying, clarifying, restating and supplementing the property to which the Lien of the Indenture is applicable and confirming unto the Trustee that the interest of the Company in said property is subject to the Lien of the Indenture, and amending and restating all of the Company’s interest in the several parcels of property set forth in Schedule A of the Twelfth Supplemental at Pages 1-39, filed with MO SOS on March 14, 2019 under File No. 1903142700717, filed with the KS SOS on March 14, 2019 under File No. 115941551, recorded with the Jackson Recorder on March 14, 2019 as Instrument No. 2019E0017890, recorded with the Platte Recorder on March 15, 2019 as Instrument No. 2019002550 in Book 1309 at Page 459 and recorded with the Franklin Recorder on March 14, 2019 as Instrument No. 769 in Book 36C at Page 269 (the “Sixteenth Supplemental”); a Seventeenth Supplemental Indenture, dated as of March 27, 2019, recorded with the Franklin Recorder on March 26, 2019 in Book 36C at Page 569, filed with the MO SOS on March 26, 2019 under File No. 1903262746182 and filed with the KS SOS on March 26, 2019 under File No. 115966798, creating a twenty-first series of Mortgage Bonds (the “Seventeenth Supplemental”); an Eighteenth Supplemental Indenture, dated as of May 26, 2020, recorded with the Franklin Recorder on May 22, 2020 in Book 36C at Page 593, filed with the MO SOS on May 21, 2020 under File No. 2005214668458 and filed with the KS SOS on May 21, 2020 under File No. 117050427, creating a twenty-second series of Mortgage Bonds (the “Eighteenth Supplemental”); a Nineteenth Supplemental Indenture, dated as of April 4, 2023, recorded with the Franklin Recorder on April 4, 2023 under Instrument No. 2023-01080, filed with the MO SOS on April 4, 2023 under File No. 20230404001406237 and filed with the KS SOS on April 4, 2023 under File No. 119693240, creating a twenty-third series of Mortgage Bonds (the “Nineteenth Supplemental”); and a Twentieth Supplemental Indenture, dated as of December 1, 2023, recorded with the Franklin Recorder on December 1, 2023 under Instrument No. 2023-03750, filed with the MO SOS on November 28, 2023 under File No. 20231128002421526 and filed with the KS SOS on November 28, 2023 under File No. 120221734, creating a Twenty-fourth series of Mortgage Bonds (the “Twentieth Supplemental”); (the twenty supplemental indentures dated prior to the date hereof collectively referred to as the “Prior Supplemental Indentures”);

WHEREAS, on September 16, 2019, the Company formally changed its name from Kansas City Power & Light Company to Evergy Metro, Inc.;

WHEREAS, the Company desires in and by this Supplemental Indenture to create a twenty-fifth series of Mortgage Bonds to be issued under the Indenture, to designate such series, to set forth the maturity date or dates, interest rate or rates and the form and other terms of such Mortgage Bonds;

WHEREAS, Section 15.01(c) of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form and other terms of such Mortgage Bonds consistent with the provisions of the Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:

DESCRIPTION OF CERTAIN PROPERTY SUBJECT TO THE LIEN OF THE

INDENTURE

The Company, in order to secure the payment both of the principal of and interest and premium, if any, on the Mortgage Bonds from time to time issued under the Indenture, according to their tenor and effect, and the performance of all the provisions of the Indenture and of said Mortgage Bonds, has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and does by these presents grant, bargain, sell, convey, assign and transfer, mortgage, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust and its and their assigns forever, in trust, all of its right, title and interest in and to the property more particularly described in the Indenture, as supplemented by the Prior Supplemental Indentures, including, without limitation, the property described and incorporated into this Supplemental Indenture pursuant to this Article I, except as excepted or otherwise limited pursuant to this Article I, with all rights with respect thereto as the Trustee has been granted in connection with all Mortgaged Property under the Indenture, and together with all after-acquired property in accordance with the terms of the Indenture; TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject however, as to all property embraced herein to all of the restrictions, exceptions and reservations of easements, rights of way or otherwise, contained in any and all deeds and/or other conveyances under or through which the Company acquired or shall acquire and/or claims or shall claim title thereto, and to the restrictions, exceptions, reservations and provisions in the Indenture specifically set forth; and subject further with respect to the premises, property, franchises and rights owned by the Company at the date of execution hereof, to Excepted Property or Permissible Encumbrances as defined in Section 1.03 of the Original Indenture, and subject, with respect to property acquired after the date of execution of the Original Indenture or hereafter acquired, to all excepted encumbrances, all other defects and limitations of title and to all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien upon such property created by the Company at the time of the acquisition of such property; IN TRUST NEVERTHELESS, upon the terms and trusts in the Indenture and this Supplemental Indenture set forth, for the benefit and security of those who shall hold said Mortgage Bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture without preference, priority or distinction as to lien of any of said Mortgage Bonds and coupons over any other thereof by reason of priority in the time of the issue or negotiation thereof or for any other reason whatsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest in the Indenture set forth; it being intended that the lien and security of all of said Mortgage Bonds and coupons of all series issued or to be issued under the Indenture shall take effect from the execution and delivery of the Original Indenture, and that the lien and security of the Indenture shall take effect from the date of execution and delivery of the Original Indenture as though all of the said Mortgage Bonds of all series were actually authenticated and delivered and issued upon such date.

For purposes of identifying, clarifying, restating and supplementing the property to which the Lien of the Indenture is applicable, the Company hereby confirms unto the Trustee that the interest of the Company in the following property is subject to the Lien of the Indenture according to its terms:

Confirmed Property. All of the Company’s interest in the several parcels of property set forth in Exhibit A of the Original Indenture at Pages A-1 to A-84, on Exhibit A of the Second Supplemental at Pages A-1 to A-3, on Exhibit A of the Third Supplemental at Pages A-1 to A-6, on Exhibit A to the Fourth Supplemental at Pages A-1 to A-2, on Exhibit A of the Fifth Supplemental at Pages A-1 to A-2, on Exhibit A of the Seventh Supplemental consisting of a single page, on Exhibit A of the Ninth Supplemental consisting of a single page, on Schedule A of the Tenth Supplemental at Page 13, on Schedule A of the Fifteenth Supplemental at Pages 1-52, and in Exhibit B of the Sixteenth Supplemental, all of which property is incorporated herein by reference; and

together with all of the property, rights and interest of the Company in property, whether real, personal or mixed (except as expressly excepted under the Indenture), owned on the date of the execution and delivery of this Supplemental Indenture, acquired by the Company since the date of the execution and delivery of the Twentieth Supplemental, or hereafter acquired by the Company and wheresoever situated (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or any general description contained in this Supplemental Indenture), including, but not limited to, all real estate, lands, leases, leaseholds (except the last day of any lease or leasehold), easements, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of lands, all rights of way and roads, all plants, containers, buildings and other structures and all offices, buildings and the contents thereof; all fixtures, machinery, engines, boilers, machines, purifiers, scrubbers, retorts, tanks, pumps, regulators, meters, electric and mechanical or gas appliances, conduits or other pipes, service pipes, fittings, valves and connections, tools, implements, apparatus, supplies, furniture and chattels; all federal, state, municipal and other franchises, privileges and permits; all lines for the generation, transmission, distribution, interconnection, or storage of energy from any source, for any purpose; all electric and communication transmission lines, wood and steel poles and towers, lines of poles, anchors, guys, crossarms, insulators, conductors, cables, and other equipment appurtenant thereto for the transmission of energy, apparatus for use in connection therewith; and (except as expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinabove described or referred to or otherwise subject to the Lien of the Indenture; which shall be and are fully granted and conveyed by the Indenture and are fully embraced within the Lien of the Indenture as if such property, rights and interests were specifically described herein, subject to and in accordance with the terms thereof; except such property hereinafter expressly excepted or any parcel or part of such property heretofore released from the Lien of the Indenture or to which the Company and the Trustee have heretofore disclaimed any right, title or interest, unless otherwise subsequently pledged as Mortgaged Property in accordance with the Indenture.

ARTICLE I.

5.40% MORTGAGE BONDS, SERIES 2024 DUE 2034

SECTION 1. (a) There is hereby created a twenty-fifth series of Mortgage Bonds to be issued under and secured by the Indenture, to be designated as “5.40% Mortgage Bonds, Series 2024 due 2034” of the Company (the “Bonds of the Twenty-fifth Series”).

(b) The Bonds of the Twenty-fifth Series may be issued without limitation as to aggregate principal amount except as provided in the Indenture and this Supplemental Indenture. The Bonds of the Twenty-fifth Series shall be initially issued in the aggregate principal amount of $300,000,000; provided that the Company may, at any time, without the consent of the Bondholders of the Outstanding Bonds of the Twenty-fifth Series, issue additional Bonds of the Twenty-fifth Series ranking equally and ratably with, and having the same interest rate, maturity and other terms (except for the price to the public, the issue date and the first interest payment date, as applicable) as, the Bonds of the Twenty-fifth Series. Any additional Bonds, together with the Bonds of the Twenty-fifth Series initially issued, will constitute a single series of general mortgage bonds under the Indenture; provided that if any such additional Bonds are not fungible for U.S. federal income tax purposes with the Bonds of the Twenty-fifth Series, such additional Bonds will be issued under a separate CUSIP number.

(c) The Bonds of the Twenty-fifth Series shall be registered Bonds without coupons and shall be dated as described in Section 2.03 of the Indenture except that the Bonds of the Twenty-fifth Series initially issued shall be dated April 5, 2024. All Bonds of the Twenty-fifth Series shall mature on April 1, 2034 (the “Maturity Date”), subject to prior redemption pursuant to Section 2 of this Article I.

(d) All Bonds of the Twenty-fifth Series shall be issued initially in the form of one or more global bonds (each such global bond, a “Global Bond”) to or on behalf of The Depository Trust Company (“DTC”), as depositary therefor (in such capacity, the “Depositary”), and registered in the name of the Depositary or its nominee.

(e) The principal and interest on the Bonds of the Twenty-fifth Series shall be payable in lawful money of the United States of America. The place where such principal shall be payable shall be at the principal office of the Trustee in Kansas City, Missouri (or at the principal office of any successor in trust). The place where interest shall be payable shall be the principal office of the Trustee in Kansas City, Missouri (or at the principal office of any successor in trust), or by check mailed to the Registered Holders of the Bonds of the Twenty-fifth Series. Notwithstanding the foregoing, with respect to Bonds of the Twenty-fifth Series in the form of one or more Global Bonds registered in the name of DTC or its nominee, the Company may make payments of principal of, redemption price of, and interest on such Global Bond pursuant to and in accordance with such arrangements as are agreed upon by the Company and the Depositary.

(f) The Bonds of the Twenty-fifth Series shall bear interest at the rate of 5.40% per annum from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2024, to the persons in whose names the Bonds of the Twenty-fifth Series are registered at the close of business on the record date for such interest payment date, which will be the close of business on (i) the Business Day immediately preceding such interest payment date so long as all of the Bonds of the Twenty-fifth Series remain in book-entry only form or (ii) the 15th calendar day immediately preceding each interest payment date if any of the Bonds of the Twenty-fifth Series do not remain in book-entry only form, whether or not such day is a Business Day. The term “Business Day” means, with respect to the Bonds of the Twenty-fifth Series, any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

(g) The Company shall have no obligation to redeem or purchase any Bonds of the Twenty-fifth Series pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a holder of any Bonds of the Twenty-fifth Series.

(h) The Bonds of the Twenty-fifth Series shall be subject to redemption as set forth in Section 2 of this Article I.

(i) So long as there is no existing default in the payment on the Bonds of the Twenty-fifth Series, the person in whose name any Bond of the Twenty-fifth Series is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding any transfer or exchange of such Bond of the Twenty-fifth Series subsequent to the record date and on or prior to such interest payment date, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case defaulted interest shall be paid to the person in whose name such Bond of the Twenty-fifth Series is registered on the date of payment of such defaulted interest.

As used in this Section 1, the term “default in the payment of interest” means failure to pay interest due on the applicable interest payment date disregarding any period of grace permitted by Section 12.02 of the Original Indenture, and the term “record date” with respect to each interest payment date is defined in Section 1(f) above.

SECTION 2. Except as described in Article IX of the Original Indenture and this Section 2, the Bonds of the Twenty-fifth Series may not be redeemed prior to the Maturity Date. Prior to January 1, 2034 (the “Par Call Date”), the Company shall have the right to redeem the Bonds of the Twenty-fifth Series at any time in whole, or from time to time in part, at its option, at the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Bonds of the Twenty-fifth Series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to the Bonds of the Twenty-fifth Series plus 20 basis points less (b) interest accrued to the redemption date; and

(2) 100% of the principal amount of the Bonds of the Twenty-fifth Series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, so long as there is no existing default in the payment on the Bonds of the Twenty-fifth Series, installments of interest on the Bonds of the Twenty-fifth Series that are due and payable on an interest payment date falling on or prior to a redemption date shall be payable on such interest payment date to the Registered Holders of the Bonds of the Twenty-fifth Series as of the close of business on the relevant record date according to the Bonds of the Twenty-fifth Series and the Indenture, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case defaulted interest shall be paid to the person in whose name such Bond of the Twenty-fifth Series is registered on the date of payment of such defaulted interest.

On or after the Par Call Date, the Company shall have the right to redeem the Bonds of the Twenty-fifth Series at any time in whole, or from time to time in part, at its option, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of this Section 2:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities - Treasury constant maturities  -  Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”);

•

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no obligation or duty whatsoever to determine, or to verify the Company’s calculations of, the redemption price.

Except as hereinafter provided, notice of redemption of Bonds of the Twenty-fifth Series shall be mailed by or on behalf of the Company, postage prepaid, at least ten and not more than forty days prior to such date of redemption, to the registered owners of all Bonds of the Twenty-fifth Series to be so redeemed, at their respective addresses appearing upon the registry books. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the holder receives the notice. In any case, failure to give due notice by mail, or any defect in the notice, to the registered owners of any Bonds of the Twenty-fifth Series called for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Bond.

SECTION 3. Bonds of the Twenty-fifth Series shall be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and numbered consecutively from “R1” upward.

The form of the Bonds of the Twenty-fifth Series shall be substantially as follows (any of the provisions of such Bond may be set forth on the reverse side thereof):

(FORM OF BOND OF THE TWENTY-FIFTH SERIES)

For so long as this Global Bond is deposited with or on behalf of The Depository Trust Company, it shall bear the following legend:

This security is a global security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee thereof. This security may not be exchanged in whole or in part for a security registered, and no transfer of this security in whole or in part may be registered, in the name of any person other than such depositary or a nominee thereof, except in the limited circumstances described in the indenture or any supplement thereto.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Evergy Metro, Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EVERGY METRO, INC.

5.40% MORTGAGE BONDS, SERIES 2024 DUE 2034

Interest Rate: 5.40% per annum	Principal Sum $_________
Maturity Date: April 1, 2034	CUSIP No. 30037D AD7
Registered Holder: _______________

Evergy Metro, Inc., a Missouri corporation (“Company”), for value received, hereby promises to pay to     or registered assigns, on April 1, 2034, at the principal office of the Trustee hereinafter named, in Kansas City, Missouri (or at the principal office of any successor in trust), the sum of $    , and to pay interest thereon from the date hereof at the rate of 5.40% per annum, payable semi-annually as provided in the indenture hereinafter mentioned, on the 1st day of April and on the 1st day of October in each year, commencing October 1, 2024 until the Company’s obligation with respect to the payment of such principal sum shall be discharged as provided in the indenture hereinafter mentioned; provided that, so long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any interest payment date will be paid to the person in whose name this Bonds was registered at the close of business on the record date for such interest payment date, which will be the close of business on (i) the Business Day immediately preceding such interest payment date so long as all of this Bond of the Twenty-fifth Series remains in book-entry only form or (ii) the 15th calendar day immediately preceding such interest payment date if any of this Bond of the Twenty-fifth Series does not remain in book-entry only form, whether or not such day is a Business Day. The term “Business Day” means, with respect to this Bond of the Twenty-fifth Series, any day other than a day on which banking institutions in New York, New York are authorized or required by law to close. The principal of and any premium or interest on this Bond of the Twenty-fifth Series are payable in lawful money of the United States of America.

This Bond of the Twenty-fifth Series is one, of the series hereinafter specified, of the bonds of the Company (“Bonds”) known as its “Mortgage Bonds,” issued and to be issued in one or more series under and secured by a General Mortgage Indenture and Deed of Trust dated as of December 1, 1986 (“Indenture”), duly executed by the Company to UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), Trustee (“Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are, and are to be, issued and secured, and the rights of the owners of the Bonds and of the Trustee in respect of such security, and the prior liens to which the security for the Bonds is junior; capitalized terms used in this Bond of the Twenty-fifth Series have the respective meanings set forth in the Indenture. As provided in the Indenture, the Bonds may be various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond of the Twenty-fifth Series is one of a series entitled “5.40 % Mortgage Bonds, Series 2024 due 2034,” created by a Twenty-first Supplemental Indenture dated as of April 5, 2024, as provided for in the Indenture. With the consent of the holders of more than 50% in aggregate principal amount of the Outstanding Bonds, the Company and the Trustee may from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provision of the Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the holders of the Bonds and any coupons; provided, however, that (i) no such Supplemental Indenture shall, without the consent of the holder of each Outstanding Bond affected thereby (A) extend the fixed maturity of any Bonds, change any terms of any sinking fund or analogous fund or conversion rights with respect to any Bonds, or reduce the rate or rates or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to certain exceptions, limit the right of a holder of Bonds to institute suit for the enforcement of payment of principal of or any premium or interest on such Bonds in accordance with the terms of said Bonds, or (B) reduce the aforesaid percentage of Bonds, the holders of which are required to consent to any such Supplemental Indenture, or (C) permit the creation by the Company of any Prior Lien, and (ii) no such action which would affect the rights of the holders of Bonds of only one series may be taken unless approved by the holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such series affected, but if any such action would affect the Bonds of two or more series, the approval of such action on behalf of the holders of Bonds of such two or more series may be effected by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such two or more series, which need not include 60% in principal amount of Outstanding Bonds of each of such series; provided, however, that, in no event shall such action be effective unless approved by holders of more than 50% in aggregate principal amount of all the then Outstanding Bonds of all such series.

Prior to January 1, 2034 (the “Par Call Date”), the Company shall have the right to redeem the Bonds of the Twenty-fifth Series at any time in whole, or from time to time in part, at its option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Bonds of the Twenty-fifth Series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to the Bonds of the Twenty-fifth Series plus 20 basis points less (b) interest accrued to the redemption date; and (2) 100% of the principal amount of the Bonds of the Twenty-fifth Series to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, so long as there is no existing default in the payment on the Bonds of the Twenty-fifth Series, installments of interest on the Bonds of the Twenty-fifth Series that are due and payable on an interest payment date falling on or prior to a redemption date shall be payable on such interest payment date to the Registered Holders of the Bonds of the Twenty-fifth Series as of the close of business on the relevant record date according to the Bonds of the Twenty-fifth Series and the Indenture, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case defaulted interest shall be paid to the person in whose name such Bond of the Twenty-fifth Series is registered on the date of payment of such defaulted interest.

On or after the Par Call Date, the Company shall have the right to redeem the Bonds of the Twenty-fifth Series at any time in whole, or from time to time in part, at its option, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of the third immediately preceding paragraph, the following term has the following meaning:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities - Treasury constant maturities  -  Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”);

•

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Mortgage Trustee shall have no obligation or duty whatsoever to determine, or to verify the Company’s calculations of, the redemption price.

Notice of redemption of Bonds of the Twenty-fifth Series shall be mailed by or on behalf of the Company, postage prepaid, at least ten and not more than forty days prior to such date of redemption, to the registered owners of all Bonds of the Twenty-fifth Series to be so redeemed, at their respective addresses appearing upon the registry books, as more fully provided in the Indenture and said Twenty-first Supplemental Indenture. Notice of redemption having been duly given, the Bonds of the Twenty-fifth Series called for redemption shall become due and payable upon the redemption date and, if the redemption price shall have been deposited with the Trustee, interest thereon shall cease to accrue on and after the redemption date, and whenever the redemption price thereof shall have been deposited with the Trustee and notice of redemption shall have been duly given or provision therefor made, such Bonds of the Twenty-fifth Series shall no longer be entitled to any lien or benefit of the Indenture.

In the event that this Bond of the Twenty-fifth Series shall not be presented for payment when the principal hereof becomes due, either at maturity or otherwise, and the Company shall have on deposit with the Trustee in trust for the purpose, on the date when this Bond of the Twenty-fifth Series is due, funds sufficient to pay the principal of this Bond of the Twenty-fifth Series, together with all interest due hereon to the date of maturity of this Bond of the Twenty-fifth Series, for the use and benefit of the Registered Owner hereof, then all liability of the Company to the Registered Holder of this Bond of the Twenty-fifth Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and the right of such Registered Holder of this Bond of the Twenty-fifth Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and such Registered Holder shall no longer be entitled to any lien or benefit of the Indenture.

In case an event of Default shall occur, the principal of this Bond of the Twenty-fifth Series may become or be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

This Bond of the Twenty-fifth Series is transferable by the Registered Holder hereof in person or by an attorney duly authorized in writing, at the principal office of the Trustee in Kansas City, Missouri (or at the principal office of any successor in trust), upon surrender and cancellation of this Bond of the Twenty-fifth Series, and upon any such transfer a new registered Bond of the Twenty-fifth Series without coupons of the same series for the same principal amount will be issued to the transferee in exchange herefor and Bonds of this series may, at the option of the Registered Holder and upon surrender at said office of the Trustee (or any successor in trust), or at said office or agency of the Company, be exchanged for registered Bonds of this series of the same aggregate principal amount of other authorized denominations, all without service charge (except for any stamp tax or other governmental charge).

The Company and the Trustee may deem and treat the person in whose name this Bond of the Twenty-fifth Series is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or interest on this Bond of the Twenty-fifth Series, or for any claim based hereon or otherwise in respect hereof or of the Indenture or any Supplemental Indenture, against any incorporator, stockholder, director or officer, past, present or future, of the Company or of any predecessor corporation, as such, either directly or through the Company or of any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by every owner hereof by the acceptance of this Bond of the Twenty-fifth Series and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

This Bond of the Twenty-fifth Series shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been executed by the Trustee or its successor in trust under said Indenture.

IN WITNESS WHEREOF, EVERGY METRO, INC. has caused this Bond of the Twenty-fifth Series to be executed in its name by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or a Vice President, and its corporate seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

EVERGY METRO, INC.

By
Authorized Signature

Dated:

Attest:

Secretary or Assistant Secretary

The form of Trustee’s certificate to appear on all Bonds of the Twenty-fifth Series shall be substantially as follows:

(FORM OF TRUSTEE’S CERTIFICATE)

This Bond of the Twenty-fifth Series is one of the Bonds of the series designated therein, described in the within-mentioned Indenture and Twenty-first Supplemental Indenture.

UMB BANK, N.A.,
as Trustee,

By
Authorized Signature

SECTION 4. Bonds of the Twenty-fifth Series shall be exchangeable upon surrender thereof at the principal office of the Trustee in Kansas City, Missouri (or at the principal office of any successor in trust) for registered Bonds without coupons of the same aggregate principal amount but of different authorized denomination or denominations, such exchanges to be made without service charge (except for any stamp tax or other governmental charge).

SECTION 5. Until Bonds of the Twenty-fifth Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver in lieu thereof, Bonds of the Twenty-fifth Series in temporary form as provided in Section 2.08 of the Original Indenture.

SECTION 6. Definitive Bonds of the Twenty-fifth Series may be in the form of fully engraved Bonds or Bonds printed or lithographed with steel engraved borders.

ARTICLE II.

ISSUE OF BONDS OF THE TWENTY-FIFTH SERIES

SECTION 1. The Bonds of the Twenty-fifth Series may be executed, authenticated and delivered from time to time as permitted by the provisions of Article III, IV, V or VI of the Original Indenture.

ARTICLE III.

THE TRUSTEE

SECTION 1. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, including without limitation, and for clarity, all provisions of the Indenture that entitle the Trustee to certain exculpations, protections, rights, privileges, benefits, immunities, limitations of liability and indemnity, as fully to all intents as if the same were herein set forth at length.

ARTICLE IV.

MISCELLANEOUS PROVISIONS

SECTION 1. Except insofar as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture, as previously amended and supplemented, shall be deemed to be incorporated in, and made a part of, this Supplemental Indenture; and the Original Indenture as previously amended and supplemented and as supplemented by this Supplemental Indenture is in all respects ratified and confirmed; and the Original Indenture, as previously amended and supplemented, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2. Nothing in this Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the holders of Bonds of the Twenty-fifth Series issued and to be issued under and in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of Bonds of the Twenty-fifth Series issued and to be issued under the Indenture and secured thereby.

SECTION 3. All covenants, stipulations and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind and (subject to the provisions of the Indenture) inure to the benefit of its successors and assigns, whether so expressed or not.

SECTION 4. The headings of the several Articles of this Supplemental Indenture are inserted for convenience of reference, and shall not be deemed to be any part hereof.

SECTION 5. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall together constitute but one and the same instrument.

SECTION 6. In case any provision in this Supplemental Indenture or the Bonds of the Twenty-fifth Series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7. If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control.

IN WITNESS WHEREOF, EVERGY METRO, INC. has caused this Supplemental Indenture to be executed by its Chairman of the Board, President or one of its Vice Presidents, duly attested by its Secretary or one of its Assistant Secretaries, and UMB BANK, N.A., as Trustee as aforesaid, has caused the same to be executed by its President or one of its Vice Presidents, duly attested by one of its Assistant Secretaries, as of the day and year first above written.

EVERGY METRO, INC.

By	/s/ Geoffrey T. Ley
	Name:	Geoffrey T. Ley
	Title:	Vice President, Corporate Planning and Treasurer

[Seal]

Attest:

By:	/s/ Heather A. Humphrey
	Name:	Heather A. Humphrey
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

UMB BANK, N.A., as trustee

By:	/s/ Jason McConnell
	Name:	Jason McConnell
	Title:	Vice President

Attest:

/s/ Lara L. Stevens
Secretary or Assistant Secretary

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

On this 1st day of April, 2024, before me, a Notary Public in and for said County in the State aforesaid, personally appeared Geoffrey T. Ley, to me personally known, who, being by me duly sworn, did say that he is the Vice President, Corporate Planning and Treasurer of EVERGY METRO, INC., a Missouri corporation, one of the parties described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said Geoffrey T. Ley acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/ Nicole A. Wehry
Notary Public
NICOLE A. WEHRY
NOTARY PUBLIC - NOTARY SEAL
STATE OF MISSOURI
MY COMMISSION EXIPRES FEBRUARY 4, 2027
JACKSON COUNTY
COMMISSION # 14391200

My commission expires: Feb. 4, 2027

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

On this 2nd day of April, 2024, before me, a Notary Public in and for said County in the State aforesaid, personally appeared Jason McConnell, to me personally known, who, being by me duly sworn, did say that he is a Vice President of UMB Bank, N.A., a national banking association organized and existing under the laws of the United States of America, one of the parties described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said association, and that said instrument was signed and sealed on behalf of said association by authority of its Board of Directors; and said Jason McConnell acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said association.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/ Karen Sue Catechis
Notary Public
KAREN SUE CATECHIS
NOTARY PUBLIC - NOTARY SEAL
STATE OF MISSOURI
JACKSON COUNTY
MY COMMISSION EXIPRES JULY 24, 2027
COMMISSION # 23646035

My commission expires: July 24, 2027

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